AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON MARCH 24,
                                     2003.



                                                     REGISTRATION NO. 333-102645

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              22-3408857
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                             ---------------------

               600 MOUNTAIN AVENUE, MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                            RICHARD J. RAWSON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                    COPY TO:

                             STEPHEN L. BURNS, ESQ.
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                        (continued on next page)

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       OF SECURITIES TO BE REGISTERED           REGISTERED(1)(2)        UNIT(1)(2)          PRICE(1)(3)      REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share and
  related preferred stock purchase
  rights(5)(6)(7)............................
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $1.00 par value per
  share(6)...................................
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(6)...........................
---------------------------------------------------------------------------------------------------------------------------------
Warrants(6)(8)...............................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts(6)..................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units(6)......................
---------------------------------------------------------------------------------------------------------------------------------
  Total......................................          --                   --             $1,755,000,000          $161,460
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


1. There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the registrant and such indeterminate principal amount of debt securities, warrants, stock purchase contracts and stock purchase units of the registrant, as shall have an aggregate initial offering price not to exceed $1,755,000,000. If any debt securities are issued at an original issue discount, then the debt securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $1,755,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.


2. Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

3. Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933. Any offering of debt securities denominated in any foreign or composite currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from the registrant. No additional consideration will be received for common stock, preferred stock or debt securities that are issued upon conversion into or exchange for preferred stock or debt securities registered hereunder.


4. Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered. A filing fee of $487,890 was previously paid in connection with $1,755,000,000 of unsold securities registered under a registration statement on Form S-3 (Registration No. 333-85219) initially filed by the registrant on August 13, 1999. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, the registrant offset $161,460 of the previously paid filing fees against the total filing fee of $161,460 due in connection with the filing of this registration statement. As a result, no additional filing fee is required for the filing of this amendment.


5. Including such indeterminate number of shares of common stock as the registrant may elect from time to time to issue in connection with the payment of dividends on preferred stock, to the extent dividends on any of such shares of preferred stock are, by their terms, able to be satisfied by the issue of shares of common stock.


6. Includes such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion into, exchange for or upon exercise of, securities registered hereunder, to the extent any of such securities are, by their terms, convertible into or exchangeable or exercisable for such shares of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units.


7. This registration statement also relates to rights to purchase shares of the registrant's junior preferred stock, par value $1.00 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.


8. Warrants may be offered and sold separately or together with other securities.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 24, 2003


PROSPECTUS

                                 $1,755,000,000

[LUCENT LOGO]
                            LUCENT TECHNOLOGIES INC.
                                  COMMON STOCK

                                PREFERRED STOCK

                                DEBT SECURITIES


                                    WARRANTS



                            STOCK PURCHASE CONTRACTS



                              STOCK PURCHASE UNITS



     We may sell, from time to time, securities comprising one or more of:



     - shares of our common stock, $.01 par value per share;



     - shares of our preferred stock, $1.00 par value per share;



     - debt securities comprising one or more of debentures, notes or other evidences of indebtedness;



     - warrants to purchase our debt securities or shares of our common stock or preferred stock;



     - stock purchase contracts;



     - stock purchase units;



     - any combination of these securities,


in one or more offerings up to a total dollar (or its equivalent in foreign or composite currencies) amount of $1,755,000,000 of these securities.

     When we decide to sell particular securities, we will provide you with the specific terms of the securities we are then offering in one or more prospectus supplements to this prospectus. You should read this prospectus, together with any prospectus supplement and information incorporated by reference in this prospectus and any prospectus supplements carefully before you decide to invest.

     Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU." Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or The Nasdaq Stock Market of the securities covered by the prospectus supplement.

     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

     This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About this Prospectus.......................................   ii
Incorporation of Certain Information by Reference...........    1
Where You Can Find More Information.........................    1
The Company.................................................    2
Risk Factors................................................    2
Use of Proceeds.............................................    2
Ratios of Earnings to Fixed Charges and of Earnings to
  Combined Fixed Charges and
  Preferred Stock Dividend Requirements.....................    2
Description of Capital Stock................................    3
Description of Debt Securities..............................   13
Description of Warrants.....................................   21
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   23
Plan of Distribution........................................   23
Validity of Securities......................................   25
Experts.....................................................   25


                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or, the SEC, utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to a total dollar (or its equivalent in foreign or composite currencies) amount of $1,755,000,000 of these securities.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the Securities and Exchange Commission, or, the SEC, that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.


     In this prospectus, references to "Company," "we," "us," "our" and "Lucent" refer to Lucent Technologies Inc. and does not include any of its subsidiaries in the context of the issuer of securities. In other contexts, reference to "Company," "we," "us," "our" and "Lucent" may also include subsidiaries of Lucent. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to "securities" refer collectively to the common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units offered by this prospectus.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 12, 2002;


     2. Quarterly Report on Form 10-Q for the three months ended December 31, 2002, filed on February 11, 2003;



     3. Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 11, 2002, October 18, 2002, October 23, 2002, January 22, 2003, February 21, 2003 and February 27, 2003; and



     4. The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) on our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description (including this prospectus).


     Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582 8500

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's following public reference facilities:

Public Reference Room              New York Regional Office          Chicago Regional Office
450 Fifth Street, N.W.             233 Broadway                      175 West Jackson Boulevard
Room 1024                          New York, NY 10279                Suite 900
Washington, D.C. 20549                                               Chicago, IL 60604

     Information on the operation of these public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at that contains materials we file electronically with the

SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                                  THE COMPANY

     We operate in the global communications networking industry and design and deliver networks for the world's largest communications service providers. Backed by Bell Labs, one of the world's foremost industrial and research development organizations, we rely on our strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and our telephone number, at that location is (908) 582-8500.

                                  RISK FACTORS


     Investing in our securities involves risks. You should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risks Related to Our Business and Investing in Our Securities" included in our annual report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.


                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital, capital expenditures, debt service, preferred stock dividend requirements or redemptions, other general corporate purposes or for any other purpose we describe in any applicable prospectus supplement. Debt service may include making interest and principal payments on our debt. Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities.

 RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.


                                             THREE MONTHS
                                                ENDED
                                             DECEMBER 31,      FISCAL YEAR ENDED SEPTEMBER 30,
                                             ------------    ------------------------------------
                                                 2002        2002    2001    2000    1999    1998
                                             ------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges.........     --(a)         --(b)   --(c)  4.6     7.2     4.3
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements.............................     --(a)         --(b)   --(c)  4.6     7.2     4.3


---------------


(a) Our earnings were insufficient to cover our fixed charges by $383 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $408 million during the three months ended December 31, 2002.



(b) Our earnings were insufficient to cover our fixed charges by $7,087 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $7,254 million during fiscal 2002.



(c) Our earnings were insufficient to cover our fixed charges by $19,860 million and our earnings were insufficient to cover our combined fixed charges and preferred stock dividend requirements by $19,888 million during fiscal 2001.

     Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. Preferred stock dividend requirements consist of the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred stock.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized by Section 1 of our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, to issue 10,250 million shares of capital stock, of which 10,000 million shares shall be common stock, $.01 par value, per share, or, our common stock, and 250 million shares shall be preferred stock, $1.00 par value, per share, or, our preferred stock. As of December 31, 2002, approximately 3,713,350,863 million shares of our common stock were issued and outstanding, and 1,318,112 shares of our preferred stock were issued and outstanding. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU."

     Our certificate of incorporation was amended on April 8, 1996 by the designation of 7.5 million shares of our preferred stock as Series A Junior Participating Preferred Stock, which we refer to as our junior preferred stock, and further amended on February 17, 1999 and February 16, 2000 by the designation of an additional 7.5 million shares and 10.0 million shares, respectively, of our preferred stock as junior preferred stock.

     Our certificate of incorporation was amended on August 6, 2001 by the designation of 1,885,000 shares of our preferred stock as 8.00% redeemable convertible preferred stock, which we refer to as our redeemable convertible preferred stock.

COMMON STOCK

     The holders of shares of our common stock are entitled to one vote for each share upon all proposals presented to the stockholders on which the holders of our common stock are entitled to vote. Except as otherwise required by law or by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of our preferred stock, the holders of shares of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation does not provide for cumulative voting in the election of our directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation are entitled to receive pro rata all our assets available for distribution to such holders. See "Dividend Policy."

PREFERRED STOCK

     The following is a summary of certain general terms and provisions of our preferred stock and is not complete. The particular terms of any series of preferred stock we offer, including the extent to which the general terms and provisions below may apply to that series of preferred stock, will be described in a prospectus supplement relating to that series of preferred stock. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock.

     Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series, including:

     - the designation of the series;

     - the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding);

     - whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

     - the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

     - the redemption rights and price or prices, if any, for shares of the series;

     - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

     - the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

     - whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

     - restrictions on the issuance of shares of the same series or of any other class or series;

     - the voting rights, if any, of the holders of the shares of the series;
       and

     - any other relative rights, preferences and limitations of such series.

     We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding of at least 20%. If the approval of our stockholders is not required for the issuance of shares of our preferred stock or our common stock, our board of directors may determine not to seek stockholder approval.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our and our stockholders' best interests. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

JUNIOR PREFERRED STOCK

     We have designated and reserved 25 million shares of our preferred stock as our junior preferred stock for issuance upon exercise of certain rights. See
"-- Rights Plan."

REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On August 6, 2001, we designated and issued 1,885,000 shares of our preferred stock as our redeemable convertible preferred stock. Each share of our redeemable convertible preferred stock has an initial liquidation preference of $1,000 and is currently convertible into common stock at a conversion price of $5.94 per share of common stock (equivalent to a conversion rate of 168.3502 shares of common stock for each share of preferred stock), representing an adjustment of the initial conversion price of $7.48 per share of common stock (or initial conversion rate of 133.6898 shares of common stock for each share of preferred stock) on account of our distribution of our shares of Agere Systems Inc. to our common shareowners in connection with our spin-off of Agere Systems Inc. The conversion price is subject to further specified adjustments.

 RANKING

     Our redeemable convertible preferred stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution:

     - junior to:

      - all our existing and future debt obligations; and

      - each class or series of our capital stock that has terms providing that such class or series will rank senior to our redeemable convertible preferred stock;

     - on a parity with each class or series of our capital stock that has terms providing that such class or series will rank on a parity with our redeemable convertible preferred stock; and

      - senior to our junior preferred stock, our common stock and each class or series of our capital stock that has terms providing that such class or series will rank junior to our redeemable convertible preferred stock.

     Without the consent of holders of at least two-thirds of the shares of our redeemable convertible preferred stock outstanding, we will not be entitled to issue any class or series of capital stock that ranks senior to our redeemable convertible preferred stock.

 DIVIDENDS

     Dividends on our redeemable convertible preferred stock are payable on February 1 and August 1 of each year. We began paying the dividends on our redeemable convertible preferred stock on February 1, 2002. Dividends accrue from the beginning of the relevant dividend period at the annual rate of 8.00% of the applicable accreted liquidation preference per share. We will pay dividends on a dividend payment date either, at our option and subject to agreed upon conditions, in cash, shares of our common stock or any combination thereof. Shares of our common stock delivered to the transfer agent on behalf of holders of preferred stock will be sold on the holders' behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividend otherwise payable.

     To pay dividends, we must pay the dividends out of funds legally available for payment, and to pay dividends by delivering shares to the transfer agent, we must provide the transfer agent with a registration statement permitting the immediate sale of the shares of common stock in the public market.

     If we pay dividends by delivering shares of our common stock to the transfer agent, those shares will be owned beneficially by the holders of our redeemable convertible preferred stock upon delivery of such shares of our common stock to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. If a holder provides notice to the transfer agent at least 30 days prior to the applicable dividend payment date not to sell any shares of common stock received and held on behalf of that holder, the transfer agent will deliver to or for the account of the holder promptly after receipt by the transfer agent, shares of common stock having the value of the dividend payment calculated based on an average sale price on the five trading days preceding the third business day before the relevant dividend payment date.

     If we are unable to pay dividends on our redeemable convertible preferred stock in full on any dividend payment date, the liquidation preference of our redeemable convertible preferred stock will be increased for subsequent dividend periods by an amount that reflects the accretion of the unpaid dividends at an annual rate of 10.00%, calculated on a semi-annual basis, from, and including, the first day of the relevant dividend period to, but excluding, the dividend payment date. The conversion price will not change as a result of any accretion.

 REDEMPTION AT OUR OPTION

     We may not redeem any shares of our redeemable convertible preferred stock at any time before August 15, 2006. Thereafter, we may, at our option and upon notice to the holders of our redeemable convertible preferred stock, redeem any outstanding shares of our redeemable convertible preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date. We may, at our option, elect to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 REDEMPTION AT THE OPTION OF THE HOLDER

     On the redemption dates of August 2, 2004, August 2, 2007, August 2, 2010, and August 2, 2016, we will, at the option of the holder, be required to redeem any outstanding shares of our redeemable convertible preferred stock at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the redemption date.

     The terms of our redeemable convertible preferred stock permit us, at our option, to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of the common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 MANDATORY REDEMPTION

     We will be obligated to redeem all outstanding shares of our redeemable convertible preferred stock on August 1, 2031, at a price per share equal to the accreted liquidation preference thereof, plus an amount equal to accrued and unpaid dividends from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption.

     The terms of our redeemable convertible preferred stock permit us, at our option, to pay the redemption price:

     - in cash; or

     - in shares of our common stock valued at a discount of 5% from the market price of our common stock; or

     - any combination thereof.

     We may pay the redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

 CONVERSION

     Each share of our redeemable convertible preferred stock may be converted at the option of the holder into a number of shares of our common stock, subject to adjustment based on adjustments to the conversion price.

 VOTING RIGHTS

     The holders of shares of our redeemable convertible preferred stock are not entitled to any voting rights except as required by law. Notwithstanding the foregoing, so long as any shares of our redeemable convertible preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of our redeemable convertible preferred stock outstanding:

     - issue shares of or increase the authorized number of shares of any class or series of stock ranking prior to the outstanding redeemable convertible preferred stock as to the payment of dividends or distributions upon liquidation, dissolution or winding up; or

     - amend our certificate of incorporation or the resolutions contained in the certificate of designations relating to our redeemable convertible preferred stock, whether by merger, consolidation or otherwise, if the amendment would alter or change any power, preference or special right of the outstanding redeemable convertible preferred stock so as to materially and adversely affect the holders thereof.

 CHANGE OF CONTROL

     If we undergo a change of control, each holder of shares of our redeemable convertible preferred stock will have the right to require us to redeem any outstanding shares of the holder's redeemable convertible preferred stock at a redemption price per share equal to the accreted liquidation preference of those shares, plus an amount equal to accrued and unpaid dividends, if any, on those shares from, and including, the immediately preceding dividend payment date to, but excluding, the date of redemption. This right of holders will be subject to our obligation to repay or repurchase any indebtedness or preferred stock required to be repaid or repurchased in connection with a change of control and to any contractual restrictions then contained in our indebtedness.

     We may, at our option, elect to pay the redemption price in cash or in shares of our common stock valued at a discount of 5% from the market price of our common stock, or any combination thereof. However, we may pay such redemption price only out of funds legally available for such payment, and if we pay the redemption price in shares of our common stock, such shares must be eligible for immediate sale in the public market by non-affiliates of ours absent a registration statement.

     Holders of our redeemable convertible preferred stock will not have this redemption right if our common stock trades at or above 105% of the conversion price of our redeemable convertible preferred stock during specified periods, or if holders of our redeemable convertible preferred stock receive specified securities as a result of the change of control.

 EXCHANGE RIGHT

     We have the right, at any time we have legally available funds, to require all holders of our outstanding redeemable convertible preferred stock to exchange their shares of our redeemable convertible preferred stock for 8.00% convertible subordinated debentures having an aggregate principal amount equal to the accreted liquidation preference of our redeemable convertible preferred stock and having a conversion price and interest rate equal to the conversion price and dividend rate for our redeemable convertible preferred stock, rounded down to the nearest whole dollar amount.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

  BOARD OF DIRECTORS

     Our certificate of incorporation provides that, except as otherwise fixed by or pursuant to the provisions of a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, the number of our directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or the whole of our board of directors, but shall not be less than three. Our directors, other than those who may be elected by the holders of our preferred stock, are classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible with each director to hold office until its successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.

     Our certificate of incorporation provides that, except as otherwise provided for or fixed by or pursuant to a certificate of designations setting forth the rights of the holders of any class or series of our preferred stock, newly created directorships resulting from any increase in the number of our directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of our remaining directors then in office, even though less than a quorum of our board of directors, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of holders of our preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of our directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

  NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our board of directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of our whole board of directors or by the chairman of our board of directors and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors or the chairman of our board of directors.

  ADVANCE NOTICE PROCEDURES

     Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders, which we refer to as the stockholder notice procedure. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the chairman of our board of directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors of our company. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of our board of directors or our board of directors, or by a stockholder who has given timely written notice to our secretary of such stockholder's intention to bring such business before such meeting. Under the stockholder notice procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by us not later than the close of business on the 45th calendar day nor earlier than the close of business on the 75th calendar day prior to the first anniversary of the record date of stockholders entitled to vote at the preceding year's annual meeting (except that, in the event that the record date is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th calendar day prior to such record date and not later than the close of business on the later of the 45th calendar day prior to such record meeting or the 10th calendar day following the day on which public announcement of such record date is first made by us).

     Notwithstanding the foregoing, in the event that the number of directors to be elected to our board of directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased board of directors at least 55 calendar days prior to the first anniversary of the record date for preceding year's annual meeting, a stockholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us. Under the stockholder notice procedure, timely notice of a stockholder nomination to be made at a special meeting at which directors are to be elected must be received by us not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

     In addition, under the stockholder notice procedure, a stockholder's notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the stockholder notice procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

  AMENDMENT

     Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to:

     - stockholder action without a meeting;

     - the calling of special meetings;

     - the number, election and term of our directors;

     - the filling of vacancies; and

     - the removal of directors.

Our certificate of incorporation further provides that our related by-laws described above (including the stockholder notice procedure) may be amended only by our board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class.

SHARE PURCHASE RIGHTS PLAN

     Pursuant to the share purchase rights plan, or, our rights plan, our board of directors has caused to be issued one preferred share purchase right, or, a right, for each outstanding share of our common stock. Each right will entitle the registered holder to purchase from us one one-hundredth of a share of our junior preferred stock at a price of $90.00, which we refer to as the purchase price, subject to adjustment. The description and terms of the rights is set forth in a rights agreement dated April 4, 1996, which we refer to as the rights agreement, between us and The Bank of New York (successor to First Chicago Trust Company of New York) as rights agent. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the rights agreement.

     Until the earlier to occur of:

     - ten days following a public announcement that a person or group of affiliated or associated persons, which we refer to as the acquiring person, has acquired beneficial ownership of 10% or more of the outstanding shares of our common stock; or

     - ten business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding shares of our common stock

(the earlier of such dates being called the rights distribution date), the rights will be evidenced by the certificates representing our common stock.

     The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with our common stock. Until the rights distribution date (or earlier redemption or expiration of the rights), our common stock certificates will contain a notation incorporating the rights agreement by reference. As soon as practicable following the rights distribution date, separate certificates evidencing the rights, called the right certificates, will be mailed to holders of record of our common stock as of the close of business on the rights distribution date and such separate right certificates alone will evidence the rights.

     The rights will not be exercisable until the rights distribution date. The rights will expire on the 10th anniversary of the date of issuance referred to as the final expiration date, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as summarized below.

     In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of our outstanding common stock and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a share of our junior preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right, subject to adjustment.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of our outstanding common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per Right, referred to as the redemption price. The redemption of the rights may be made effective at such time on such basis and with such conditions as our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of the rights will be eligible to receive the redemption price.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights; provided, however, that, from and after such time as any person or group of affiliated or associated persons becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

     The number of outstanding rights and the number of one one-hundredths of a share of our junior preferred stock issuable upon exercise of each right also will be subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the rights distribution date. The purchase price payable, and the number of shares of our junior preferred stock or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution:

     - in the event of a stock dividend on, or a subdivision, combination or reclassification of, our junior preferred stock;

     - upon the grant to holders of our junior preferred stock of certain rights or warrants to subscribe for or purchase our junior preferred stock at a price, or securities convertible into our junior preferred stock with a conversion price, less than the then-current market price of our junior preferred stock; or

     - upon the distribution to holders of our junior preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in our junior preferred stock, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least one percent in such purchase price. No fractional shares of our junior preferred stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of our junior preferred stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of our junior preferred stock on the last trading day prior to the date of exercise.

     Shares of our junior preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of our junior preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, our junior preferred stockholders will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each share of our junior preferred stock will have 100 votes voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of our junior preferred stock will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary anti-dilution provisions.

     Due to the nature of our junior preferred stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

     The rights have certain antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that a person or group has acquired beneficial ownership of 10% percent or more of our common stock since the rights may be redeemed by us at the redemption price until such time.

DELAWARE BUSINESS COMBINATION STATUTE

     Section 203 of the Delaware General Corporation Law, or, the DGCL, provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless:

     (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

     (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or

     (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an interested stockholder is defined to include:

     (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and

     (y) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203. The provisions of
Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of our directors then in office approves either the business combination or the transaction which results in any such person becoming an interested shareholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     Our certificate of incorporation provides that a director of our company will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While our certificate of incorporation provides our directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of our company or is or was serving at the request of our company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than said law permitted us to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have us pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of our certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of our company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

TRANSFER AGENT AND REGISTRAR

     The Bank of New York is the transfer agent and registrar for our common stock and our redeemable convertible preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a summary of certain general terms and provisions of the indenture which will govern the debt securities and is not complete. The particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, may be described in a prospectus supplement relating to those debt securities.

     We may issue debt securities from time to time in one or more series. The debt securities will be issued under and controlled by an indenture between us and The Bank of New York, as trustee, which we refer to as the indenture, and any applicable supplement to the indenture. The following sections briefly outline the provisions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC. You should read the applicable indenture and any supplements in its entirety in order to completely understand its terms and conditions. In addition, you should read the applicable prospectus supplement for particular terms of our debt securities.

GENERAL TERMS

     The debt securities represent our direct, unsecured, general obligations and:

     - may rank equally with our other unsubordinated debt or may be subordinated to other debt we have or may incur;

     - may be issued in one or more series with the same or various maturities;

     - may be issued at a price of 100% of their principal amount or at a premium or discount;

     - may be issued in registered or bearer form and certificated or uncertificated form; and

     - may be represented by one or more global notes registered in the name of a designated depository's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

     The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

     - the title of the debt securities of the series;

     - any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

     - the date or dates on which the principal and premium of the debt securities of the series are payable;

     - the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of debt securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     - the currency or currencies, including composite currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of debt securities in registered form) or the principal

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

       New York office of the trustee (in the case of debt securities in bearer form), where the principal, premium and interest with respect to debt securities of such series shall be payable or the method of such payment, if by wire transfer, mail or other means;

     - the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

     - whether debt securities of the series are to be issued in registered form or bearer form or both and, if debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities of the series in bearer form may be exchanged for debt securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

     - if any debt securities of the series are to be issued in bearer form or as one or more global securities representing individual debt securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary debt security of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary debt security in bearer form for definitive debt securities of the series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary debt security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary debt security in bearer form may be exchanged for one or more definitive debt securities of the series in bearer form;

     - our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

     - the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any of our common stock, preferred stock, other debt securities or warrants for common stock, preferred stock or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

     - if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     - if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. currency;

     - any changes or additions to the indenture dealing with defeasance;

     - if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

     - the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the indenture as then in effect;

     - any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal amount of, premium, if any, and interest, with respect to such debt securities due and payable;

     - if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

     - any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

     - the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets;

     - the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect;

     - with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

     - any U.S. Federal income tax consequences applicable to the debt securities of the series;

     - the terms applicable to original issue discount securities, including the rate or rates at which original issue discount will accrue; and

     - any other terms of debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

     We may issue debt securities of a series in registered form or bearer form or both as specified in the terms of the series, may be issued in whole or in part in the form of one or more global securities and as book-entry securities that will be deposited with, or on behalf of a depositary named by us and identified in a prospectus supplement with respect to such series. The prospectus supplement will specify whether the offered debt securities will be registered, bearer, global or book-entry form.

GLOBAL SECURITIES

     We may issue debt securities of a series in whole or in part in the form of one or more global debt securities. A global security is a security, typically held by a depositary, that represents and is denominated in an amount equal to the aggregate principal amount of all outstanding debt securities of a series or any portion thereof, in either case having the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. Any global debt securities will be deposited with, or on behalf of, a depositary or its nominee, which will be identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or definitive form.

     Unless and until a global security is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:

     - by the depositary for the global security to a nominee for the depository;

     - by a nominee of the depositary to the depositary or to another nominee of the depositary; or

     - by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

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

     The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement with respect to such series of debt securities. We anticipate that the following provisions will generally apply to all depositary arrangements for debt securities:

     - ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security, which we refer to as a participant, or persons holding interests through the participants;

     - after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts in an amount equal to the respective principal amounts of the debt securities of that series represented by the global security beneficially owned by the participants;

     - the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited unless such debt securities are offered by us or through our agents, in which case we will designate the accounts to be credited;

     - only a participant or a person that may hold an interest through a participant may be the beneficial owner of a global security; and

     - ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

     The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a global security:

     - will not be entitled to have the debt securities represented by a registered global security registered in their names;

     - will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

     - will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

     We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

     Subject to the restrictions applicable to bearer securities described in the applicable prospectus supplement, principal, premium, if any, and interest payments on individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the applicable trustee, nor any registrar or paying agent of the debt securities will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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

     We expect that the depositary for any such debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the global security, will immediately credit participants accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of the participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement.

     If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of such series will be issued in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of such series will be issued in exchange for the global security representing such series debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as registered securities). Individual debt securities of such series so issued will be issued (a) as registered securities in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as registered securities, (b) as bearer securities in the denomination or denominations specified by us if the debt securities are issuable as bearer securities or (c) as either registered securities or bearer securities as described above if the debt securities are issuable in either form.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     The debt securities of a series may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or bearer securities (which will be transferable only by delivery). If such debt securities are issuable as bearer securities, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

COVENANTS

     If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

MERGERS AND SALES OF ASSETS

     The indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items: (i) the resulting, surviving or transferee person (if other than Lucent) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all our obligations under the indenture and the debt securities; (ii) we or such successor person shall not immediately thereafter be in default under the indenture and the debt securities; and (iii) we shall have provided the trustee with an opinion of counsel and officer's certificate confirming compliance with the indenture. Upon the assumption of the obligations by such a person in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

SUBORDINATION

     Debt securities of a series, and any guarantees, may be subordinated, which we refer to as the subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

EVENTS OF DEFAULT

     Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities which may be issued, except as may be specified in the prospectus supplement:

     1. default for 30 days in the payment of interest when due on the debt securities;

     2. default in the payment of principal or premium, if any, when due on the debt securities;

     3. our failure to comply with the obligations described under "-- Mergers and Sales of Assets" above;

     4. our failure to comply for 30 days after notice with any of the obligations in the covenants set forth in the prospectus supplement;

     5. our failure to comply for 60 days after notice with other agreements contained in the indenture or any supplemental indenture relating to that series of debt securities;

     6. certain events of bankruptcy, insolvency or reorganization affecting us; or

     7. any other event of default provided with respect to that series of debt securities.

A prospectus supplement may omit, modify or add to the foregoing events of default.

     A default under clauses (4) or (5) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

     If an event of default (other than certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding applicable series of debt securities may declare the principal of and accrued but unpaid interest on all the applicable debt securities to be due and payable. Upon such a declaration, such principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest shall be due and payable immediately. In the case that certain events of bankruptcy, insolvency or reorganization occur and are continuing, the principal of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on all the applicable debt securities will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the applicable debt securities unless such holders

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

have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a debt security may pursue any remedy with respect to the indenture or debt securities unless:

     1. such holder has previously given the trustee written notice that an event of default is continuing with respect to such series of debt securities;

     2. holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the trustee to pursue the remedy;

     3. such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     4. the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     5. holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of such series are given the right under the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability.

     If a default with respect to a series of debt securities occurs, is continuing and is known to the trustee, such trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal, premium, if any, or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of the debt securities. In addition, we are required to deliver to each trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default under the related indenture that occurred during the previous year.

MODIFICATION OF THE INDENTURE

     We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes:

     (a) to evidence the succession of another person to us pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations in the indenture and in the debt securities;

     (b) to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

     (c) to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be effective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

     (d) to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

     (e) to add or change any of the provisions of the indenture to provide that bearer securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

     (f) to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

     (g) in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provision (but only if each such holder of senior indebtedness consents to such change);

     (h) to add guarantees with respect to the debt securities or to secure the debt securities;

     (i) to make any change that does not adversely affect the rights of any holder;

     (j) to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or
          (2) become effective only when there is no such debt security outstanding;

     (k) to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

     (l) to establish the form or terms of debt securities and coupons of any series, as described under "-- General Terms" above.

     With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture shall
(a) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any payment to be made with respect to any coupon, (c) reduce the principal of or extend the stated maturity of any debt security, (d) reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed, (e) make any debt security payable in a currency other than that stated in the debt security, (f) in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provision, (g) release any security that may have been granted with respect to the debt securities, (h) make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent, (i) change any obligation of ours provided for in the indenture to pay additional interest with respect to bearer securities or
(j) limit our obligation to maintain a paying agency outside the United States for payment on bearer securities or limit our obligation to redeem certain bearer securities.

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

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

     Unless otherwise provided in the prospectus supplement, the indenture shall cease to be of any further effect with respect to a series of debt securities if
(a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

     In addition, we shall have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities, the indenture and the applicable indenture supplement with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

     The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

REGARDING THE TRUSTEE

     The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise its rights and powers under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

     We and the trustee may have had, and continue to have, other customary banking agreements and arrangements, including stock transfer agent, lending and depository relationships.

     The indenture and provisions of the Trust Indenture Act of 1939 that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

GOVERNING LAW

     The indenture and the debt securities will be governed by the laws of the State of New York.


                            DESCRIPTION OF WARRANTS



     We may issue warrants for the purchase of our common stock, preferred stock, debt securities or any combination thereof. Warrants may be offered and sold separately or together with other securities offered by any prospectus supplement and may be attached to or separate from such securities. Our warrants will be issued in one or more series, each under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. A copy of each warrant agreement entered into by us will be subsequently filed by us in Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The warrant agent will act solely as our agent in connection with our warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of our warrants. The following is a general description of the terms of the warrants. The details of any series of our warrants will be set forth in the applicable prospectus supplement.

GENERAL TERMS



     The prospectus supplement for any individual issuance of a series of our warrants will describe in detail, if applicable:



     - the title of the warrants;



     - the aggregate number of warrants;



     - the price and currency or currencies, including composite currencies, at which the warrants will be sold;



     - the dates upon which the right to exercise the warrants will commence and expire;



     - if the warrants are not continuously exercisable, the specific date or dates on which they can be exercised;



     - whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;



     - the designation and terms of the securities purchasable upon exercise of the warrants and the number of such securities issuable upon exercise of the warrants;



     - if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;



     - the price at which and the currency or currencies in which, including composite currencies, the securities purchasable upon exercise of the warrants may be purchased;



     - if warrants are issued together with a series of other securities, the title of the other securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;



     - information with respect to book-entry procedures, if any;



     - information regarding the listing of the warrants on a securities exchange;



     - the U.S. Federal income tax consequences applicable to the warrants; and



     - any other specific terms of the warrants.



     Warrant certificates may be exchanged for new warrant certificates of different denominations, transferred and exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise of the warrants.



EXERCISE OF WARRANTS



     Warrant holders will be able to purchase the securities purchasable upon exercise of the warrants at the exercise price designated in the prospectus supplement relating to the warrants. Warrants may not be exercised after 5:00 P.M. New York time on the expiration date. Any warrants unexercised by that time and date will become void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the securities purchased upon exercise of the warrants. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.



AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT



     We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS



     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.



     We may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the stock purchase contract. The consideration per share of common stock or preferred stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.



     The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic or deferred payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured. Holders of the stock purchase contracts may be required to pay their payment obligations at the time the stock purchase contracts are issued or at the time of settlement. Additionally, holders of the stock purchase contracts may be required to secure their obligations thereunder in a specified manner. A copy of each stock purchase contract entered into by us will be subsequently filed by us in Current Reports on Form 8-K, which will be incorporated herein by reference, or by amendment to the registration statement of which this prospectus forms a part.


                              PLAN OF DISTRIBUTION

     These securities may be distributed under this prospectus from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

     We may offer and sell these securities in any one or more of the following ways:

     - through underwriters or dealers;

     - through agents;

     - directly to purchasers; or

     - through a combination of such methods of sale.

     Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed. The maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers Inc., or NASD, or independent broker-dealer will not be greater than 8% for any sale of securities offered under this prospectus.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


     Underwriters or agents in any distribution contemplated hereby may from time to time include Bear, Stearns & Co. Inc., BNY Capital Markets, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. or UBS Warburg LLC.



     To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid can not be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.


     Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

     If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies; and

     - educational and charitable institutions.

     In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that
(a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

     Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

     Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

     Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

     Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

     The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

     If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

                             VALIDITY OF SECURITIES


     Unless otherwise disclosed in a prospectus supplement, the validity of these securities will be passed upon for us by Richard J. Rawson, our Senior Vice President, General Counsel and Secretary, and for any underwriters, dealers or agents, if any, by counsel specified in a prospectus supplement. As of March 21, 2003, Richard J. Rawson owned 334,075 shares of our common stock and vested options and stock units for 2,659,876 shares of our common stock. Our special counsel, Cravath, Swaine & Moore, New York, New York, may pass upon certain other legal matters in connection with any offering of these securities by us.


                                    EXPERTS

     Our consolidated financial statements as of September 30, 2002 and 2001 and for each of the years during the three-year period ended September 30, 2002, incorporated in this prospectus by reference to our Annual Report on Form 10-K, filed on December 12, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $161,460*
Accounting fees and expenses................................     7,000
Legal fees and expenses.....................................   200,000
Printing fees and expenses..................................    30,000
Fees and expenses of trustee................................     5,000
Miscellaneous fees and expenses.............................    10,000
                                                              --------
Total.......................................................  $406,460
                                                              ========

---------------

* Includes the offset pursuant to Rule 457(p) of an aggregate registration fee of $161,460, which registrant paid in connection with $1,755,000,000 of unsold securities under Registration Statement No. 333-85219.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS

     See the index to exhibits, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on March 24, 2003.


                                          LUCENT TECHNOLOGIES INC.
                                          Registrant

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                                    John A. Kritzmacher
                                            Senior Vice President and Corporate
                                                          Controller


Date: March 24, 2003



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on March 24, 2003.



                 (SIGNATURE)                                      (TITLE)
                 -----------                                      -------



                      *                            Chairman and Chief Executive Officer
  -----------------------------------------     (principal executive officer) and Director
              Patricia F. Russo




                      *                        Executive Vice President and Chief Financial
  -----------------------------------------        Officer (principal financial officer)
              Frank A. D'Amelio




           /s/ JOHN A. KRITZMACHER                  Senior Vice President and Corporate
  -----------------------------------------      Controller (principal accounting officer)
             John A. Kritzmacher




                      *                                          Director
  -----------------------------------------
               Paul A. Allaire




                      *                                          Director
  -----------------------------------------
              Robert E. Denham




                      *                                          Director
  -----------------------------------------
              Daniel S. Goldin




                      *                                          Director
  -----------------------------------------
               Carla A. Hills




                      *                                          Director
  -----------------------------------------
              Henry B. Schacht




                      *                                          Director
  -----------------------------------------
             Franklin A. Thomas




                      *                                          Director
  -----------------------------------------
                John A. Young



*:By: /s/

        JOHN A. KRITZMACHER
     ---------------------------------

           Attorney-in-fact

          INDEX TO EXHIBITS


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
  1.1     Form of Agency Agreement (to be filed on Form 8-K or by
          amendment).
  1.2     Form of Underwriting Agreement (to be filed on Form 8-K or by amendment).
  4.1     Provisions of the Certificate of Incorporation of the
          registrant, as amended effective February 16, 2000, that
          define the rights of securityholders of the registrant.(1)
  4.2     The By-Laws of the registrant, as amended through December
          18, 2002, that define the rights of securityholders of the registrant.(2)
  4.3     Rights Agreement, dated as of April 4, 1996, between the
          registrant and The Bank of New York (successor to First
          Chicago Trust Company of New York), as rights agent.(3)
  4.4     Amendment to Rights Agreement, dated as of April 4, 1996,
          between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of
          February 18, 1998.(4)
  4.5*    Form of Indenture.
  4.6     Certificate of Designations of the 8.00% redeemable
          convertible preferred stock setting forth the powers,
          preferences and rights, and the qualifications, limitations and restrictions thereof, filed with the Certificate of
          Incorporation.(5)
  4.7     Form of registrant's common stock certificate.(6)
  4.8     Form Warrant Agreement (including form of Warrant
          Certificate) (to be filed on Form 8-K or by amendment).
  4.9     Form of Stock Purchase Contract (including form of Stock
          Purchase Contract Certificate) and, if applicable, Pledge
          Agreement (to be filed on Form 8-K or by amendment).
  5**     Opinion and consent of Richard J. Rawson, Senior Vice
          President, General Counsel and Secretary of the registrant.
12**      Computation of Deficiency of Earnings to Cover Combined
          Fixed Charges and Preferred Stock Dividend Requirements and
          Ratio of Earnings to Combined Fixed Charges and Preferred
          Stock Dividend Requirements.
 23.1**   Consent of PricewaterhouseCoopers LLP.
 23.2**   Consent of Richard J. Rawson (included in Exhibit 5).
24*       Powers of Attorney.
25*       Statement of Eligibility Under the Trust Indenture Act of
          1939 of a Corporation Designated to Act as Trustee on Form
          T-1, by The Bank of New York.


---------------


*  Filed previously.



** Filed herewith.


(1) Incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-4 (registration no. 333-31400), filed with the SEC on March 1, 2000.

(2) Incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed with the SEC on January 22, 2003.

(3) Incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1/A (registration no. 333-00703), filed with the SEC on April 1, 1996.

(4) Incorporated by reference to Exhibit 10(i)5 to the registrant's annual report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 22, 1998.

(5) Incorporated by reference to Exhibit 3 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 13, 2001.

(6) Incorporated by reference to Exhibit 4(iv) to the registrants quarterly report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on February 14, 2002.